MOODY'S CORPORATION REPORTS RESULTS FOR THIRD QUARTER 2022

THIRD QUARTER 2022 SUMMARY

Moody’s Corporation (MCO) Revenue	Moody’s Investors Service (MIS) Revenue	Moody’s Analytics (MA) Revenue
3Q 2022	3Q 2022	3Q 2022
$1.3 billion ⇓ 16%	$590 million ⇓ 36%	$685 million ⇑ 14%
YTD 2022	YTD 2022	YTD 2022
$4.2 billion ⇓ 11%	$2.1 billion ⇓ 28%	$2.1 billion ⇑ 18%

MCO Diluted EPS	MCO Adjusted Diluted EPS[1]	MCO FY 2022 Projected
3Q 2022	3Q 2022	Diluted EPS
$1.65 ⇓ 35%	$1.85 ⇓ 31%	$6.90 - $7.20
YTD 2022	YTD 2022	Adjusted Diluted EPS[1]
$6.10 ⇓ 36%	$6.96 ⇓ 30%	$8.20 - $8.50

NEW YORK, NY - October 25, 2022 - Moody's Corporation (NYSE: MCO) today announced results for the third quarter of 2022 and updated its outlook for full year 2022.
1

“Moody’s plays a vital role in helping our customers navigate increasingly dynamic times.”
“In this context, Moody’s Analytics again delivered impressive growth this quarter as our suite of data, digital insights and decision solutions helped customers identify and manage their risks. However, Moody’s Investors Service’s revenue was meaningfully impacted as global debt issuance declined sharply amid ongoing market volatility, persistent inflation and geopolitical tensions.
We continue to prioritize financial discipline, as we balance our short-term performance with executing on our long-term integrated risk assessment strategy. Despite the strong performance of Moody’s Analytics, we recognize the need to take decisive actions to control and streamline our expense base. We are accelerating the Geolocation Restructuring Program announced last quarter and expanding it to include additional savings. In light of the ongoing macro uncertainties, we remain cautious about credit market activity for the remainder of 2022 and have reflected this in our updated full year 2022 adjusted diluted EPS guidance range.”

Rob Fauber President and Chief Executive Officer
1 Refer to the tables at the end of this press release for reconciliations of adjusted and organic measures to U.S. GAAP.

REVENUE

Moody’s Corporation (MCO)

Quarterly Revenue ($ millions)

$1,526
$601
$925
$1,275
$685
$590
3Q 2021
3Q 2022
MIS
MA

Year-to-Date Revenue ($ millions)
$4,679
$1,738
$2,941
$4,178
$2,055
$2,123
YTD 2021
YTD 2022
MIS
MA

Third Quarter 2022	Year-to-Date 2022
•Revenue declined 16% and 17% on a reported and organic constant currency basis[1], respectively, from the prior-year period. •Foreign currency translation unfavorably impacted Moody's revenue by 4%.	•Revenue declined 11% and 13% on a reported and organic constant currency basis[1], respectively, from the prior-year period. •Foreign currency translation unfavorably impacted Moody’s revenue by 3%.

Moody’s Investors Service (MIS)

Quarterly Revenue ($ millions)
$925
$130
$153
$143
$488
$590
$92
$109
$101
$277
3Q 2021
3Q 2022
Corporate Finance
Structured Finance
Financial Institutions
Public, Project and Infrastructure Finance
MIS Other

Year-to-Date Revenue ($ millions)
$2,941
$403
$465
$399
$1,643
$2,123
$337
$368
$368
$1,016
YTD 2021
YTD 2022
Corporate Finance
Structured Finance
Financial Institutions
Public, Project and Infrastructure Finance
MIS Other

Third Quarter 2022	Year-to-Date 2022
•Revenue declined 36% against a record prior-year period.
•Credit market activity remained muted across all sectors given ongoing market volatility, central bank actions, high levels of corporate balance sheet cash, as well as heightened inflationary and recessionary concerns.
•Strong prior-year comparable results amplified the impact of the decline in leveraged loan and high yield bond issuance.
•Foreign currency translation unfavorably impacted MIS revenue by 3%.

•Revenue declined 28% against a record prior-year period.
•Sustained weakness arising from inflationary concerns and geopolitical tensions continued to significantly dampen issuance, particularly for leveraged finance.
•An unfavorable mix within Financial Institutions adversely impacted revenue as fewer infrequent issuers came to market.
•Foreign currency translation unfavorably impacted MIS revenue by 2%.

Moody’s Analytics (MA)

Quarterly Revenue ($ millions)
$601
$174
$177
$250
$685
$176
$184
$325
3Q 2021
3Q 2022
Decision Solutions
Research & Insights
Data & Information

Year-to-Date Revenue ($ millions)
$1,738
$518
$523
$697
$2,055
$532
$552
$971
YTD 2021
YTD 2022
Decision Solutions
Research & Insights
Data & Information

Quarterly Recurring & Transaction Revenue
6%
94%
6%
94%
3Q 2021
3Q 2022
Recurring
Transaction

Year-to-Date Recurring & Transaction Revenue

7%
93%
6%
94%
YTD 2021
YTD 2022
Recurring
Transaction

Third Quarter 2022	Year-to-Date 2022
•Revenue grew 14% from the prior-year period, driven by the RMS acquisition, as well as sustained demand for Know Your Customer solutions, credit research and insights, and data feeds.
•Organic constant currency revenue[1] growth was 9%; ARR[2] was $2.7 billion, up 9%, and now includes RMS following the one-year anniversary of the acquisition.
•Foreign currency translation unfavorably impacted MA revenue by 7%.

•MA’s recurring revenue now comprises 94% of total MA revenue, up from 93% in the prior year.
•Customer retention[3] in the mid-90s percent range continues to demonstrate the value proposition of MA’s mission-critical solutions, particularly in an evolving and increasingly complex risk environment.
•Organic constant currency revenue[1] growth was 10%. Foreign currency translation unfavorably impacted MA revenue by 5%.

[2] Refer to Table 9 at the end of this press release for the definition of and further information on the Annualized Recurring Revenue (ARR) metric.
[3] Retention rates exclude acquisitions of ZM Financial, Catylist, Cortera, RMS, RealXData, Bogard, and kompany.

OPERATING EXPENSES

Operating Expenses
Note: “Operating Growth, Including Organic Investments and Efficiencies” benefits from a 2021 charitable contribution via The Moody’s Foundation that did not recur in 2022.

Third Quarter 2022	Year-to-Date 2022
•Operating expenses grew 1% from the prior-year period, including 6% from acquisitions completed in the prior twelve months.
•Organic investments continued in high-priority growth markets; lower incentive compensation accruals and ongoing cost control initiatives held operating growth flat.
•Foreign currency translation favorably impacted operating expenses by 5%.

•Operating expenses grew by 11% from the prior-year period, including 10% from costs associated with acquisitions completed in the prior twelve months (primarily RMS).
•Expanded 2022 - 2023 Geolocation Restructuring Program accelerates real estate and personnel-related cost reduction initiatives.
•Foreign currency translation favorably impacted operating expenses by 4%.

Operating Margin and Adjusted Operating Margin[1]

Third Quarter 2022	Year-to-Date 2022
•MCO’s operating margin and adjusted operating margin[1] both decreased from the prior-year period, primarily driven by lower MIS transaction revenue on significant weakness in the leveraged finance market, partially offset by growth in MA operating income.
•Foreign currency translation had an immaterial impact on MCO’s and MIS’s adjusted operating margins[1], but unfavorably impacted MA’s adjusted operating margin by 180 basis points.

•MCO’s adjusted operating margin[1] declined from the prior-year period as ongoing macroeconomic uncertainty and geopolitical volatility constrained issuance levels.
•Acquisitions completed in the prior twelve months unfavorably impacted MA’s adjusted operating margin by 110 basis points.

EARNINGS PER SHARE (EPS)

Diluted Earnings Per Share and Adjusted Diluted EPS[1]

Third Quarter 2022	Year-to-Date 2022
•Lower EPS than prior year reflects the 39% decline in operating income, primarily associated with the decline in MIS’s revenue, partially offset by continued and growing demand for MA’s global integrated risk assessment offerings.
•The effective tax rate was 20.5%, down from 23.4% in the prior year. The decrease was primarily due to lower pre-tax income, which increased the percentage impact of our net beneficial discrete items, as well as a favorable mix of earnings in the jurisdictions in which Moody’s operates.

•The decline in EPS from the prior-year period is associated with the contraction in MIS revenue, partially offset by strong operating growth from MA.
•The effective tax rate was 21.3%, up from 20.2%. The increase was primarily due to tax benefits realized upon resolution of uncertain tax positions during 2021 that did not recur to the same extent in 2022 and a non-deductible loss associated with the Company no longer conducting commercial operations in Russia.

CAPITAL ALLOCATION AND LIQUIDITY

Capital Returned to Shareholders & Free Cash Flow[1]
•Cash flow from operations for the first nine months of 2022 was $1,097 million and free cash flow1 was $893 million.
•The decline in free cash flow was driven by lower net income, primarily attributable to a significant slowdown in issuance activity, particularly in the leveraged finance market.
•On October 24, 2022, the Board of Directors declared a regular quarterly dividend of $0.70 per share of MCO Common Stock. The dividend will be payable on December 14, 2022, to stockholders of record at the close of business on November 23, 2022.
•During the third quarter of 2022, Moody’s repurchased approximately 0.4 million shares at an average cost of $282.09 per share, and issued net 36 thousand shares as part of its employee stock-based compensation programs. The net amount included shares withheld for employee payroll taxes.
•During the first nine months of 2022, Moody’s repurchased 3.1 million shares at an average cost of $312.49 per share, and issued net 0.5 million shares as part of its employee stock-based compensation programs. The net amount included shares withheld for employee payroll taxes.
•As of September 30, 2022, Moody’s had 183.2 million shares outstanding, down 1% from September 30, 2021, and had approximately $848 million of share repurchase authority remaining.
•At quarter-end, Moody's had $7.5 billion of outstanding debt and an undrawn $1.25 billion revolving credit facility.

ASSUMPTIONS AND OUTLOOK
Moody’s updated outlook for full year 2022, as of October 25, 2022, reflects assumptions about numerous factors that could affect its business and is based on currently available information reviewed by management through, and as of, today’s date. These assumptions include, but are not limited to, the effects of interest rates, inflation, foreign currency exchange rates, capital markets’ liquidity and activity in different sectors of the debt markets. This outlook also reflects assumptions about general economic conditions, including inflation and related monetary policy actions by governments in response to inflation, global GDP growth, and the impacts resulting from changes in international conditions, including as a result of the crisis in Ukraine, as well as assumptions related to the Company’s own operations and personnel. These assumptions are subject to increased uncertainty due to the current inflationary environment and the crisis in Ukraine. Actual full year 2022 results could differ materially from Moody’s current outlook.
This outlook incorporates various specific macroeconomic assumptions, including:

Forecasted Item	Current assumption	Last publicly disclosed assumption
U.S. GDP(1) growth	1.0% - 2.0%	1.5% - 2.5%
Euro area GDP(1) growth	1.5% - 2.5%	NC
Global benchmark rates	Continue to rise	NC
U.S. high yield spreads	Continue to fluctuate between 500 - 600 bps, on average, with periodic volatility for remainder of the year	Fluctuate around 500 bps with periodic volatility for remainder of the year
U.S. inflation rate	7.0% - 8.0%	6.5% - 7.5%
Euro area inflation rate	8.0% - 10.0%	6.0% - 8.0%
U.S. unemployment rate	Rise to approximately 3.7% by end of 2022	NC
Global high yield default rate	Rise to 2.5% - 3.5% by end of 2022	NC
Global MIS rated issuance	Decrease in the mid-thirties percent range	Decrease by approximately 30%
USD/GBP exchange rate	$1.12 for remainder of the year	$1.21 for remainder of the year
USD/EUR exchange rate	$0.98 for remainder of the year	$1.05 for remainder of the year
NC - There is no difference between the Company’s current assumption and the last publicly disclosed assumption for this item.
Note: All current assumptions are as of October 25, 2022. All last publicly disclosed assumptions are as of July 26, 2022.
(1) GDP growth represents real GDP.

A full summary of Moody's full year 2022 guidance as of October 25, 2022, is included in Table 11 - 2022 Outlook at the end of this press release.

TELECONFERENCE DETAILS

Date and Time	October 25, 2022, at 12:30 p.m. Eastern Time (ET).
Webcast	The webcast and its replay can be accessed through Moody’s Investor Relations website, ir.moodys.com, within “Events & Presentations.”
Dial In	U.S. and Canada	‘+1-888-330-2508
	Other callers	‘+1-240-789-2735
	Passcode	9302427
Dial In Replay	A replay will be available immediately after the call on October 25, 2022, and until November 24, 2022.
	U.S. and Canada	‘+1-800-770-2030
	Other callers	‘+1-647-362-9199
	Passcode	9302427

ABOUT MOODY’S CORPORATION
Moody’s (NYSE: MCO) is a global integrated risk assessment firm that empowers organizations to make better decisions. Its data, analytical solutions and insights help decision-makers identify opportunities and manage the risks of doing business with others. We believe that greater transparency, more informed decisions, and fair access to information open the door to shared progress. With approximately 14,000 employees in more than 40 countries, Moody’s combines international presence with local expertise and over a century of experience in financial markets. Learn more at moodys.com/about.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements contained in this release are forward-looking statements and are based on future expectations, plans and prospects for Moody’s business and operations that involve a number of risks and uncertainties. Such statements involve estimates, projections, goals, forecasts, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements. Stockholders and investors are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements in this release are made as of the date hereof, and Moody’s undertakes no obligation (nor does it intend) to publicly supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise, except as required by applicable law or regulation. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Moody’s is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to the impact of general economic conditions, including inflation and related monetary policy actions by governments in response to inflation, on worldwide credit markets and economic activity and its effect on the volume of debt and other securities issued in domestic and/or global capital markets; the global impacts of each of the crisis in Ukraine and COVID-19 on volatility in the U.S. and world financial markets, on general economic conditions and GDP in the U.S. and worldwide, on global relations and on Moody’s own operations and personnel; other matters that could affect the volume of debt and other securities issued in domestic and/or global capital markets, including regulation, credit quality concerns, changes in interest rates, inflation and other volatility in the financial markets; the level of merger and acquisition activity in the U.S. and abroad; the uncertain effectiveness and possible collateral consequences of U.S. and foreign government actions affecting credit markets, international trade and economic policy, including those related to tariffs, tax agreements and trade barriers; the impact of MIS’s withdrawal of its credit ratings on Russian entities and of Moody’s no longer conducting commercial operations in Russia; concerns in the marketplace affecting our credibility or otherwise affecting market perceptions of the integrity or utility of independent credit agency ratings; the introduction of competing products or technologies by other companies; pricing pressure from competitors and/or customers; the level of success of new product development and global expansion; the impact of regulation as an NRSRO, the potential for new U.S., state and local legislation and regulations; the potential for increased competition and regulation in the EU and other foreign jurisdictions; exposure to litigation related to our rating opinions, as well as any other litigation, government and regulatory proceedings, investigations and inquiries to which Moody’s may be subject from time to time; provisions in U.S. legislation modifying the pleading standards and EU regulations modifying the liability standards, applicable to credit rating agencies in a manner adverse to credit rating agencies; provisions of EU regulations imposing additional procedural and substantive requirements on the pricing of services and the expansion of supervisory remit to include non-EU ratings used for regulatory purposes; uncertainty regarding the future relationship between the U.S. and China; the possible loss of key employees; failures or malfunctions of our operations and infrastructure; any vulnerabilities to cyber threats or other cybersecurity concerns; the timing and effectiveness of our restructuring programs, such as the 2022 - 2023 Geolocation Restructuring Program; currency and foreign exchange volatility; the outcome of any review by controlling tax authorities of Moody’s global tax planning initiatives; exposure to potential criminal sanctions or civil remedies if Moody’s fails to comply with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which Moody’s operates, including data protection and privacy laws, sanctions laws, anti-corruption laws, and local laws prohibiting corrupt payments to government officials; the impact of mergers, acquisitions, such as our acquisition of RMS, or other business combinations and the ability of Moody’s to successfully integrate acquired businesses; the level of future cash flows; the levels of capital investments; and a decline in the demand for credit risk management tools by financial institutions. These factors, risks and uncertainties as well as other risks and uncertainties that could cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements are described in greater detail under “Risk Factors” in Part I, Item 1A of Moody’s annual report on Form 10-K for the year ended December 31, 2021, and in other filings made by Moody’s from time to time with the SEC or in materials incorporated herein or therein. Stockholders and investors are cautioned that the occurrence of any of these factors, risks and uncertainties may cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements, which could have a material and adverse effect on Moody’s business, results of operations and financial condition. New factors may emerge from time to time, and it is not possible for Moody’s to predict new factors, nor can Moody’s assess the potential effect of any new factors on it.

Table 1 - Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Amounts in millions, except per share amounts	2022	2021	2022	2021

Revenue	$1,275	$1,526	$4,178	$4,679

Expenses:
Operating	393	394	1,203	1,152
Selling, general and administrative	385	395	1,124	1,015
Depreciation and amortization	83	61	242	180
Restructuring	1	—	32	2
Total expenses	862	850	2,601	2,349

Operating income	413	676	1,577	2,330
Non-operating (expense) income, net
Interest expense, net	(58)	(53)	(166)	(109)
Other non-operating (expense) income, net	26	(4)	22	18
Total non-operating (expense) income, net	(32)	(57)	(144)	(91)
Income before provision for income taxes	381	619	1,433	2,239
Provision for income taxes	78	145	305	452
Net income attributable to Moody's Corporation	$303	$474	$1,128	$1,787

Earnings per share attributable to Moody's common shareholders
Basic	$1.65	$2.55	$6.13	$9.58
Diluted	$1.65	$2.53	$6.10	$9.51

Weighted average number of shares outstanding
Basic	183.2	186.0	184.1	186.6
Diluted	183.9	187.3	184.9	188.0

Table 2 - Condensed Consolidated Balance Sheet Data (Unaudited)

Amounts in millions	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,656	$1,811
Short-term investments	89	91
Accounts receivable, net of allowance for credit losses of $42 in 2022 and $32 in 2021	1,518	1,720
Other current assets	463	389
Total current assets	3,726	4,011
Property and equipment, net of accumulated depreciation of $1,078 in 2022 and $1,010 in 2021	472	347
Operating lease right-of-use assets	387	438
Goodwill	5,617	5,999
Intangible assets, net	2,182	2,467
Deferred tax assets, net	336	384
Other assets	1,219	1,034
Total assets	$13,939	$14,680
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$807	$1,142
Current portion of operating lease liabilities	104	105
Deferred revenue	1,155	1,249
Total current liabilities	2,066	2,496
Non-current portion of deferred revenue	78	86
Long-term debt	7,476	7,413
Deferred tax liabilities, net	604	488
Uncertain tax positions	308	388
Operating lease liabilities	389	455
Other liabilities	588	438
Total liabilities	11,509	11,764

Total Moody's shareholders' equity	2,255	2,727
Noncontrolling interests	175	189
Total shareholders' equity	2,430	2,916
Total liabilities, noncontrolling interests and shareholders' equity	$13,939	$14,680

Table 3 - Non-Operating (Expense) Income, Net (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Amounts in millions	2022	2021	2022	2021
Interest:
Expense on borrowings	$(54)	$(47)	$(152)	$(129)
UTPs and other tax related liabilities (1)	(5)	(5)	(11)	25
Net periodic pension costs - interest component	(4)	(4)	(12)	(12)
Income	5	3	9	7
Total interest expense, net	$(58)	$(53)	$(166)	$(109)
Other non-operating (expense) income, net:
FX gain/(loss) (2)	$13	$(2)	$(9)	$(2)
Purchase Price Hedge Loss (3)	—	(13)	—	(13)
Net periodic pension costs - other components (4)	6	4	18	5
Income from investments in non-consolidated affiliates	10	6	14	15
Other	(3)	1	(1)	13
Other non-operating income (expense), net	26	(4)	22	18
Total non-operating (expense) income, net	$(32)	$(57)	$(144)	$(91)

(1) The amount for the nine months ended September 30, 2021 includes a $40 million benefit related to the reversal of tax-related interest accruals pursuant to the resolution of outstanding tax matters.
(2) The amount for the nine months ended September 30, 2022 reflects $20 million of foreign exchange translation losses reclassified to earnings resulting from the Company no longer conducting commercial operations in Russia.
(3) Reflects a loss on a forward contract to hedge a portion of the RMS British pound-denominated purchase price in 2021.
(4) The amount for the nine months ended September 30, 2021 reflects an $8 million loss related to a settlement of pension obligations in 2021 that did not reoccur in 2022.

Table 4 - Financial Information by Segment (Unaudited)
The table below presents revenue and Adjusted Operating Income by reportable segment. The Company defines Adjusted Operating Income as operating income excluding: i) depreciation and amortization; and ii) restructuring.

	Three Months Ended September 30,
	2022				2021
Amounts in millions	MIS	MA	Eliminations	Consolidated	MIS	MA	Eliminations	Consolidated
Total external revenue	$590	$685	$—	$1,275	$925	$601	$—	$1,526
Intersegment revenue	43	2	(45)	—	42	2	(44)	—
Total revenue	633	687	(45)	1,275	967	603	(44)	1,526
Operating, SG&A	344	479	(45)	778	387	446	(44)	789
Adjusted Operating Income	$289	$208	$—	$497	$580	$157	$—	$737
Adjusted Operating Margin	45.7%	30.3%		39.0%	60.0%	26.0%		48.3%
Depreciation and amortization	21	62	—	83	17	44	—	61
Restructuring	—	1	—	1	—	—	—	—
Operating income				$413				$676
Operating margin				32.4%				44.3%

	Nine Months Ended September 30,
	2022				2021
Amounts in millions	MIS	MA	Eliminations	Consolidated	MIS	MA	Eliminations	Consolidated
Total external revenue	$2,123	$2,055	$—	$4,178	$2,941	$1,738	$—	$4,679
Intersegment revenue	129	5	(134)	—	124	6	(130)	—
Total revenue	2,252	2,060	(134)	4,178	3,065	1,744	(130)	4,679
Operating, SG&A	1,038	1,423	(134)	2,327	1,079	1,218	(130)	2,167
Adjusted Operating Income	$1,214	$637	$—	$1,851	$1,986	$526	$—	$2,512
Adjusted Operating Margin	53.9%	30.9%		44.3%	64.8%	30.2%		53.7%
Depreciation and amortization	60	182	—	242	53	127	—	180
Restructuring	15	17	—	32	—	2	—	2
Operating income				$1,577				$2,330
Operating margin				37.7%				49.8%

Table 5 - Transaction and Recurring Revenue (Unaudited)
The table below summarizes the split between transaction and recurring revenue. In the MIS segment, excluding MIS Other, transaction revenue represents the initial rating of a new debt issuance and other one-time fees, while recurring revenue represents the recurring monitoring of a rated debt obligation and/or entities that issue such obligations, as well as revenue from programs such as commercial paper, medium-term notes and shelf registrations. In MIS Other, transaction revenue represents revenue from professional services and recurring revenue represents subscription-based revenue. In the MA segment, recurring revenue represents subscription-based revenues and software maintenance revenue. Transaction revenue in MA represents perpetual software license fees and revenue from software implementation services, risk management advisory projects, and training and certification services.

	Three Months Ended September 30,
	2022			2021
Amounts in millions	Transaction	Recurring	Total	Transaction	Recurring	Total
Corporate Finance	$153	$124	$277	$366	$122	$488
	55%	45%	100%	75%	25%	100%
Structured Finance	$51	$50	$101	$93	$50	$143
	50%	50%	100%	65%	35%	100%
Financial Institutions	$41	$68	$109	$83	$70	$153
	38%	62%	100%	54%	46%	100%
Public, Project and Infrastructure Finance	$50	$42	$92	$88	$42	$130
	54%	46%	100%	68%	32%	100%
MIS Other	$1	$10	$11	$1	$10	$11
	9%	91%	100%	9%	91%	100%
Total MIS	$296	$294	$590	$631	$294	$925
	50%	50%	100%	68%	32%	100%
Decision Solutions	$37	$288	$325	$34	$216	$250
	11%	89%	100%	14%	86%	100%
Research & Insights	$1	$183	$184	$2	$175	$177
	1%	99%	100%	1%	99%	100%
Data & Information	$—	$176	$176	$1	$173	$174
	—%	100%	100%	1%	99%	100%
Total MA	$38	$647	$685	$37	$564	$601
	6%	94%	100%	6%	94%	100%
Total Moody's Corporation	$334	$941	$1,275	$668	$858	$1,526
	26%	74%	100%	44%	56%	100%

Table 5 - Transaction and Recurring Revenue (Unaudited) Continued

	Nine Months Ended September 30,
	2022			2021
Amounts in millions	Transaction	Relationship	Total	Transaction	Relationship	Total
Corporate Finance	$645	$371	$1,016	$1,280	$363	$1,643
	63%	37%	100%	78%	22%	100%
Structured Finance	$217	$151	$368	$251	$148	$399
	59%	41%	100%	63%	37%	100%
Financial Institutions	$159	$209	$368	$252	$213	$465
	43%	57%	100%	54%	46%	100%
Public, Project and Infrastructure Finance	$211	$126	$337	$276	$127	$403
	63%	37%	100%	68%	32%	100%
MIS Other	$3	$31	$34	$3	$28	$31
	9%	91%	100%	10%	90%	100%
Total MIS	$1,235	$888	$2,123	$2,062	$879	$2,941
	58%	42%	100%	70%	30%	100%
Decision Solutions	$120	$851	$971	$111	$586	$697
	12%	88%	100%	16%	84%	100%
Research & Insights	$4	$548	$552	$6	$517	$523
	1%	99%	100%	1%	99%	100%
Data & Information	$—	$532	$532	$3	$515	$518
	—%	100%	100%	1%	99%	100%
Total MA	$124	$1,931	$2,055	$120	$1,618	$1,738
	6%	94%	100%	7%	93%	100%
Total Moody's Corporation	$1,359	$2,819	$4,178	$2,182	$2,497	$4,679
	33%	67%	100%	47%	53%	100%

Table 6 - Adjusted Operating Income and Adjusted Operating Margin (Unaudited)
The Company presents Adjusted Operating Income and Adjusted Operating Margin because management deems these metrics to be useful measures to provide additional perspective on Moody’s operating performance. Adjusted Operating Income excludes the impact of: i) depreciation and amortization; and ii) restructuring. Depreciation and amortization are excluded because companies utilize productive assets of different estimated useful lives and use different methods of acquiring and depreciating productive assets. Restructuring charges are excluded as the frequency and magnitude of these items may vary widely across periods and companies.
Management believes that the exclusion of the aforementioned items, as detailed in the reconciliation below, allows for an additional perspective on the Company’s operating results from period to period and across companies. The Company defines Adjusted Operating Margin as Adjusted Operating Income divided by revenue.

	Three Months Ended September 30,		Nine Months Ended September 30,
Amounts in millions	2022	2021	2022	2021
Operating income	$413	$676	$1,577	$2,330
Depreciation and amortization	83	61	242	180
Restructuring	1	—	32	2
Adjusted Operating Income	$497	$737	$1,851	$2,512
Operating margin	32.4%	44.3%	37.7%	49.8%
Adjusted Operating Margin	39.0%	48.3%	44.3%	53.7%

Table 7 - Free Cash Flow (Unaudited)
The table below reflects a reconciliation of the Company's net cash flow from operating activities to Free Cash Flow. The Company defines Free Cash Flow as net cash provided by operating activities minus payments for capital additions. Management deems capital expenditures essential to the Company's product and service innovations and maintenance of Moody's operational capabilities. Accordingly, capital expenditures are deemed to be a recurring use of Moody's cash flow. Management believes that Free Cash Flow is a useful metric in assessing the Company's cash flows to service debt, pay dividends and to fund acquisitions and share repurchases.

	Nine Months Ended September 30,
Amounts in millions	2022	2021
Net cash provided by operating activities	$1,097	$1,706
Capital additions	(204)	(77)
Free Cash Flow	$893	$1,629
Net cash used in investing activities	$(172)	$(2,161)
Net cash (used in) provided by financing activities	$(957)	$135

Table 8 - Organic Constant Currency Revenue Growth (Decline) /
Constant Currency Revenue Growth (Decline) (Unaudited)
Beginning in the second quarter of 2022, the Company began presenting organic constant currency revenue growth (decline) and constant currency revenue growth (decline) as its non-GAAP measure of revenue growth (decline). Previously, the Company presented organic revenue growth (decline), which only excluded the impact of certain acquisition activity. Management deems this revised measure to be useful in providing additional perspective in assessing the Company's revenue growth (decline) excluding both the impacts from inorganic revenue from certain acquisition activity and the impacts of changes in foreign exchange rates. The Company calculates the dollar impact of foreign exchange as the difference between the translation of its current period non-USD functional currency results using comparative prior period weighted average foreign exchange translation rates and current year reported results.
Below is a reconciliation of the Company’s reported revenue and growth (decline) rates to its organic constant currency revenue growth (decline)/constant currency revenue growth (decline) measures:

	Three Months Ended September 30,				Nine Months Ended September 30,
Amounts in millions	2022	2021	Change	Growth	2022	2021	Change	Growth
MCO revenue	$1,275	$1,526	$(251)	(16)%	$4,178	$4,679	$(501)	(11)%
FX impact	67	—	67		142	—	142
Inorganic revenue from acquisitions	(70)	—	(70)		(232)	—	(232)
Organic constant currency MCO revenue	$1,272	$1,526	$(254)	(17)%	$4,088	$4,679	$(591)	(13)%

MA revenue	$685	$601	$84	14%	$2,055	$1,738	$317	18%
FX impact	41	—	41		81	—	81
Inorganic revenue from acquisitions	(70)	—	(70)		(232)	—	(232)
Organic constant currency MA revenue	$656	$601	$55	9%	$1,904	$1,738	$166	10%

Decision Solutions revenue	$325	$250	$75	30%	$971	$697	$274	39%
FX impact	12	—	12		28	—	28
Inorganic revenue from acquisitions	(70)	—	(70)		(230)	—	(230)
Organic constant currency Decision Solutions revenue	$267	$250	$17	7%	$769	$697	$72	10%

Research and Insights revenue	$184	$177	$7	4%	$552	$523	$29	6%
FX impact	10	—	10		15	—	15
Constant currency Research and Insights revenue	$194	$177	$17	10%	$567	$523	$44	8%

Data and Information revenue	$176	$174	$2	1%	$532	$518	$14	3%
FX impact	19	—	19		38	—	38
Inorganic revenue from acquisitions	—	—	—		(2)	—	(2)
Organic constant currency Data and Information revenue	$195	$174	$21	12%	$568	$518	$50	10%

MA recurring revenue	$647	$564	$83	15%	$1,931	$1,618	$313	19%
FX impact	40	—	40		77	—	77
Inorganic recurring revenue from acquisitions	(67)	—	(67)		(220)	—	(220)
Organic constant currency MA recurring revenue	$620	$564	$56	10%	$1,788	$1,618	$170	11%

Table 9 - Key Performance Metrics - Annualized Recurring Revenue (Unaudited)
The Company presents Annualized Recurring Revenue (“ARR”) on a constant currency organic basis for its MA business as a supplemental performance metric to provide additional insight on the estimated value of MA's recurring revenue contracts at a given point in time. The Company uses ARR to manage and monitor performance of its MA operating segment and believes that this metric is a key indicator of the trajectory of MA's recurring revenue base.
The Company calculates ARR by taking the total recurring contract value for each active renewable contract as of the reporting date, divided by the number of days in the contract and multiplied by 365 days to create an annualized value. The Company defines renewable contracts as subscriptions, term licenses, maintenance and renewable services. ARR excludes transaction sales, including training, one-time services and perpetual licenses. In order to compare period-over-period ARR excluding the effects of foreign currency translation, the Company bases the calculation on currency rates utilized in its current year operating budget and holds these FX rates constant for the duration of all current and prior periods being reported. Additionally, ARR excludes contracts related to acquisitions to provide additional perspective in assessing growth excluding the impacts from certain acquisition activity.
The Company’s definition of ARR may differ from definitions utilized by other companies reporting similarly named measures, and this metric should be viewed in addition to, and not as a substitute for, financial measures presented in accordance with U.S. GAAP.

Amounts in millions	September 30, 2022	September 30, 2021	Change	Growth
ARR
Decision Solutions	$1,177	$1,071	$106	10%
Research and Insights	740	688	52	8%
Data and Information	745	683	62	9%
Total MA ARR	$2,662	$2,442	$220	9%

Table 10 - Adjusted Net Income and Adjusted Diluted EPS Attributable to Moody's Common Shareholders (Unaudited)
The Company presents Adjusted Net Income and Adjusted Diluted EPS because management deems these metrics to be useful measures to provide additional perspective on Moody’s operating performance. Adjusted Net Income and Adjusted Diluted EPS exclude the impact of: i) amortization of acquired intangible assets; ii) restructuring charges; and iii) FX translation losses reclassified to earnings resulting from the Company no longer conducting commercial operations in Russia.
The Company excludes the impact of amortization of acquired intangible assets as companies utilize intangible assets with different estimated useful lives and have different methods of acquiring and amortizing intangible assets. These intangible assets were recorded as part of acquisition accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized. Furthermore, the timing and magnitude of business combination transactions are not predictable, and the purchase price allocated to amortizable intangible assets and the related amortization period are unique to each acquisition and can vary significantly from period to period and across companies. Restructuring charges and FX translation losses resulting from the Company no longer conducting commercial operations in Russia are excluded as the frequency and magnitude of these items may vary widely across periods and companies.
Below is a reconciliation of these measures to their most directly comparable U.S. GAAP amounts:

	Three Months Ended September 30,				Nine Months Ended September 30,
Amounts in millions	2022		2021		2022		2021
Net income attributable to Moody's common shareholders		$303		$474		$1,128		$1,787
Pre-tax Acquisition-Related Intangible Amortization Expenses	$48		$37		$150		$108
Tax on Acquisition-Related Intangible Amortization Expenses	(11)		(8)		(35)		(24)
Net Acquisition-Related Intangible Amortization Expenses		37		29		115		84
Pre-tax restructuring	$1		$—		$32		$2
Tax on restructuring	(1)		—		(8)		—
Net restructuring		—		—		24		2
FX losses resulting from the Company no longer conducting commercial operations in Russia		—		—		20		—
Adjusted Net Income		$340		$503		$1,287		$1,873

Note: The tax impacts in the table above were calculated using tax rates in effect in the jurisdiction for which the item relates.

Table 10 - Adjusted Net Income and Adjusted Diluted EPS Attributable to Moody's Common Shareholders (Unaudited) Continued

	Three Months Ended September 30,				Nine Months Ended September 30,
Amounts in millions	2022		2021		2022		2021
Diluted earnings per share attributable to Moody's common shareholders		$1.65		$2.53		$6.10		$9.51
Pre-tax Acquisition-Related Intangible Amortization Expenses	$0.26		$0.20		$0.81		$0.57
Tax on Acquisition-Related Intangible Amortization Expenses	(0.06)		(0.04)		(0.19)		(0.13)
Net Acquisition-Related Intangible Amortization Expenses		0.20		0.16		0.62		0.44
Pre-tax restructuring	$0.01		$—		$0.17		$0.01
Tax on restructuring	(0.01)		—		(0.04)		—
Net restructuring		—		—		0.13		0.01
FX losses resulting from the Company no longer conducting commercial operations in Russia		—		—		0.11		—
Adjusted Diluted EPS		$1.85		$2.69		$6.96		$9.96

Note: The tax impacts in the table above were calculated using tax rates in effect in the jurisdiction for which the item relates.

Table 11 - 2022 Outlook
Moody’s updated outlook for full year 2022, as of October 25, 2022, reflects assumptions about numerous factors that could affect its business and is based on currently available information reviewed by management through and as of today’s date. For a complete list of these assumptions, please refer to “Assumptions and Outlook” on page 10 of this earnings release.

Full Year 2022 Moody's Corporation Guidance as of October 25, 2022
MOODY'S CORPORATION	Current guidance	Last publicly disclosed guidance
Revenue	Decline in the low-double-digit percent range	Decline in the high-single-digit percent range
Operating expenses	Increase in the mid-single-digit percent range	Increase in the high-single-digit percent range
Operating margin	34% to 35%	37% to 38%
Adjusted Operating Margin (1)	Approximately 42%	Approximately 44%
Interest expense, net	$220 to $240 million	NC
Effective tax rate	20.5% to 22.5%	NC
Diluted EPS	$6.90 to $7.20	$8.10 to $8.60
Adjusted Diluted EPS (1)	$8.20 to $8.50	$9.20 to $9.70
Operating cash flow	Approximately $1.5 billion	$1.7 to $1.9 billion
Free Cash Flow (1)	Approximately $1.2 billion	$1.4 to $1.6 billion
Share repurchases	Approximately $1.0 billion (subject to available cash, market conditions, M&A opportunities and other ongoing capital allocation decisions)	NC
Moody's Investors Service (MIS)	Current guidance	Last publicly disclosed guidance
MIS global revenue	Decline of approximately 30%	Decrease in the low-twenties percent range
MIS Adjusted Operating Margin	Approximately 51%	54% to 55%
Moody's Analytics (MA)	Current guidance	Last publicly disclosed guidance
MA global revenue	Increase in the mid-teens percent range	NC
ARR (2)	Increase in the low-double-digit percent range	NC
MA Adjusted Operating Margin	Approximately 30%	Approximately 29%
NC - There is no difference between the Company’s current guidance and the last publicly disclosed guidance for this item.
Note: All current guidance as of October 25, 2022. All last publicly disclosed guidance is as of July 26, 2022.
(1) These metrics are adjusted measures. See below for reconciliation of these measures to their comparable U.S. GAAP measure.
(2) Refer to Table 9 within this earnings release for the definition of and further information on the ARR metric.

Table 11 - 2022 Outlook Continued
The following are reconciliations of the Company's adjusted forward looking measures to their comparable U.S. GAAP measure:

Projected for the Year Ended December 31, 2022
Operating margin guidance	34% to 35%
Depreciation and amortization	Approximately 6%
Restructuring Expense	Approximately 1.5%
Adjusted Operating Margin guidance	Approximately 42%

Projected for the Year Ended December 31, 2022
Operating cash flow guidance	Approximately $1.5 billion
Less: Capital expenditures	Approximately $300 million
Free Cash Flow guidance	Approximately $1.2 billion

Projected for the Year Ended December 31, 2022
Diluted EPS guidance	$6.90 to $7.20
Acquisition-Related Intangible Amortization	Approximately $0.85
Restructuring	Approximately $0.35
FX losses resulting from the Company no longer conducting commercial operations in Russia	Approximately $0.11
Adjusted Diluted EPS guidance	$8.20 to $8.50